EXHIBIT 10.35

                              PROMISSORY NOTE

$3,000,000.00                                                 March 7, 2000
                                                       Norwalk, Connecticut

      FOR VALUE RECEIVED, the undersigned, HEIDI G. MILLER, an individual residing at 12 Grahampton Lane, Greenwich, Connecticut 06830 (the "Borrower"), hereby promises to pay to the order of PRICELINE.COM INCORPORATED, a Delaware corporation with an office located at 800 Connecticut Avenue, Norwalk, Connecticut 06854 (the "Company"), the aggregate principal amount of THREE MILLION and 00/100 DOLLARS ($3,000,000.000), together with interest on the unpaid principal amount hereunder accruing annually at 6.80%. Subject to any prepayment obligations hereunder, interest shall be payable in full on the Maturity Date (as defined below). The unpaid principal amount hereunder, together with all accrued but unpaid interest, shall be due and payable in full on February 18, 2005 (the "Maturity Date"). Payment of principal and interest shall be made to the Company at the address indicated above, or at such other address as the Company may specify in writing to the Borrower.

      The Borrower shall pay to the Company a mandatory prepayment of accrued interest hereunder and principal upon any exercise, in whole or in part at any time prior to the Maturity Date, of the stock option (the "Option") to purchase 2,500,000 shares of the Company's common stock, par value $.01 per share, granted by the Company to the Borrower on February 18, 2000 pursuant to the Employment Agreement dated February 18, 2000, by and between the Company and Borrower (the "Employment Agreement"), in an amount equal to twenty-five percent (25%) of Borrower's pretax profits from such exercise, to the extent that the sum of such pretax profits, and of all prior pretax profits from such exercises, exceeds six million, six hundred thousand dollars ($6,600,000.00) (the "Profits Threshold"). Within ten (10) Business Days (as hereinafter defined) following each date that the Borrower shall receive pretax profits from any exercise of the Option in excess of the Profits Threshold, Borrower shall deliver a mandatory prepayment in reduction of the accrued interest and outstanding principal balance of this Note in an amount equal to 25% of the excess attributable to such exercise. Each prepayment, as provided herein, shall be applied first against accrued but unpaid interest under this Note and then in reduction of the outstanding principal amount hereof until the indebtedness of this Note is paid in full. "Business Day" shall mean any day on which NASDAQ is not authorized or required to close and trading of securities is permitted.

      The Borrower shall have the right to prepay this Note in whole or in part at any time, without premium or penalty, but with interest accrued on the principal being paid to the date of such prepayment.

      Notwithstanding anything contained herein to the contrary, the Borrower shall be released of the outstanding debt evidenced by this Note, including all accrued but unpaid interest, and the same shall be forgiven and extinguished upon a "Change in Control", or the death, "Termination for Disability", "Termination without Cause", or "Termination for Good Reason" of the Borrower (each such term being used as defined and used in the Employment Agreement), or immediately following expiration of the Maturity Date provided that the Borrower's employment with the Company has not been terminated for "Cause", or by the Borrower voluntarily without "Good Reason", prior thereto (each such term being used as defined in the Employment Agreement).

      The Borrower shall be obligated to prepay this Note in whole, plus accrued interest, on the date 30 days following the termination of Borrower's employment by the Company for "Cause" or by the Borrower voluntarily without "Good Reason".

      In the event of the default in the payment of principal or interest due hereunder when the same shall be due and payable and such default shall continue for thirty (30) days after receipt by the Borrower of written notice thereof (a "Default"), then, the Company or any subsequent holder of this Note, as its option, may, by written notice to the Borrower, declare the entire then unpaid principal amount of this Note and the interest accrued and unpaid thereon to be immediately due and payable.

      If a Default occurs, the Company or any subsequent holder of this Note may proceed to protect and enforce its rights by institution of arbitration pursuant to Section 14 of the Employment Agreement. Notwithstanding anything to the contrary set forth in the Employment Agreement and provided that no issue is present as to the basis of any termination of employment of the Borrower with the Company, the Borrower promises to pay the Company's reasonable attorneys' fees and other costs of collection of this Note or any portion thereof, including the costs of arbitration and seeking judgment on any award if a proceeding shall be instituted upon this Note and the Company shall prevail in such proceeding.

      No delay or omission of the Company or any subsequent holder of this Note, to exercise any right hereunder, whether before or after the happening of a Default, shall impair any such right or shall operate as a waiver thereof or of a Default hereunder nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right.

      The Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof and consents that no indulgence, and no substitution, release or surrender of collateral, and no discharge or release of any other party primarily or secondarily liable hereon, shall discharge or otherwise affect the liability of the Borrower.

      This Note may be assigned by the Company only to a successor to all, or substantially all, of its business or assets (through merger consolidation, sale of assets, or otherwise). This Note shall be construed and interpreted in accordance with the laws of the State of Delaware. Except as otherwise provided in this Note, any dispute arising under this Note shall be resolved in accordance with the terms and procedures set forth in Section 14 of the Employment Agreement.




                                                -------------------
                                                Heidi  G. Miller